Exhibit 99.1

PULSE BIOSCIENCES, INC. ANNOUNCES COMMENCEMENT OF RIGHTS OFFERING

HAYWARD, Calif., May 14, 2020 – Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company, today announced that it has commenced its previously-announced rights offering of up to 4,279,600 of units (the “Units,” and each, a “Unit”) at the Initial Price (as defined below) with an aggregate offering value of up to $30,000,000. The subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m. Eastern Time on June 8, 2020 (the “Expiration Date”).

Pursuant to the rights offering, Pulse Biosciences is distributing, at no charge to the holders of its common stock, non-transferable subscription rights to purchase the Units. Each Unit shall consist of one share of the Company’s common stock, par value $0.001 per share, and 0.15 warrants to purchase shares of common stock. The subscription price per Unit shall be equal to the lesser of (i) $7.01 per Unit (the “Initial Price”) or (ii) the volume weighted average price of the Company’s common stock for the five trading day period through and including the Expiration Date (the “Alternate Price”). The subscription price will determine the final number of Units issuable, and subsequently the pro rata number of Units to which stockholders can subscribe. Each warrant will be exercisable for one share of the Company’s common stock at an exercise price that shall be equal to the subscription price for the Units.

Stockholders wishing to exercise subscription rights must timely pay $7.01 per Unit, the Initial Price, for the number of Units they wish to acquire. If the Alternate Price is lower than the Initial Price on the Expiration Date, any excess subscription amounts paid by a subscribing holder will be applied towards the purchase of additional Units in the rights offering. Stockholders who fully exercise their basic subscription rights will be entitled to subscribe for additional Units that are not purchased by other stockholders, on a pro rata basis and subject to availability.

A registration statement, as amended, relating to the Units was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on May 8, 2020. A prospectus relating to the offering was filed with the SEC on May 14, 2020 and is available on the SEC’s website. Questions about the rights offering and requests for copies of the prospectus relating to the rights offering may be directed to Broadridge Corporate Issuer Solutions, Inc., the Company’s information, subscription and warrant agent for the rights offering, at the address and phone number provided at the end of this release.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer will be made only by means of the prospectus forming a part of the effective registration statement.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve and extend the lives of patients. If cleared, the CellFX® System will be the first commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ (NPS™) technology to treat a variety of applications for which an optimal solution remains unfulfilled. Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. Subject to regulatory approval, the initial commercial use of the CellFX System is expected to address a broad range of dermatologic conditions that share high demand among patients and practitioners for improved and durable aesthetic outcomes. Designed as a multi-application platform, the CellFX System is intended to offer customer value with a utilization-based revenue model across an expanding spectrum of clinical applications. To learn more, please visit www.pulsebiosciences.com.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation technology are for investigational use only.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, among other things, statements relating to Nano-Pulse Stimulation technology including the effectiveness of such technology, the CellFX System including the benefits of the CellFX System and commercialization of the CellFX System, Pulse Biosciences’ market opportunity, Pulse Biosciences’ expectations, whether stated or implied, regarding its planned rights offering, financing plans and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Additionally, you should not consider past results to be an indication of our future performance. Additional risks and uncertainties relating to the proposed offering, Pulse Biosciences and its business can be found under the heading “Risk Factors” in Pulse Biosciences’ most recent periodic, quarterly and annual reports filed with the SEC and in the accompanying prospectus relating to the offering to be filed with the SEC. Pulse Biosciences undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Investors:
Pulse Biosciences
Sandra Gardiner, EVP and CFO
510.241.1077
IR@pulsebiosciences.com
or
Gilmartin Group
Philip Trip Taylor
415.937.5406
philip@gilmartinir.com

Rights Offering Information, Subscription and Warrant Agent:
Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
888.789.8409
shareholder@broadridge.com

Media:
Tosk Communications
Nadine D. Tosk
504.453.8344
nadinepr@gmail.com or
press@pulsebiosciences.com